AFFILIATED UNDERWRITINGS (RULE 10F-3) FORM


1.    Security Purchased:       ATI 5.875%  08/15/2023
2.    Cusip Number:             01741RAF9
3.    Date of Purchase:         07/09/2013
4.    Broker Name:              Bank of America
(Cannot purchase directly from PNC Affiliated Underwriter)
5. The purchase of the security is determined by a person who has portfolio management responsibility for PNC Bank to be a sound acquisition for PNC Bank on the basis of PNC Bank's investment guidelines, which may include the following (i) investment objectives: (ii) tax-exempt targets; (iii) maturity targets;
(iv) duration / convexity; (v) diversification; (vi)spread;
and any other considerations pertinent to the account:
Yes______X__     No________(only for separately managed accounts
                            subadvised by PNC Capital)

6.    Issuer:  Allegheny Technologies

7.    Name of Affiliated Underwriter (as defined in PNC Funds',
      PNC Advantage's, and PNC Capital's procedures) managing or participating in syndicate (attach list of all members of syndicate):
      PNC Capital Markets LLC

8.        Aggregate principal amount
          of purchase:         $2,000,000

9.    Aggregate principal amount
     of offering:             $500,000,000

10.    Purchase price (net of fees and expenses):     99.991

11.    Date offering commenced:     July 9, 2013


12.    Offering price at end of first day on which any sales were
       made:     99.991

13.    Commission, spread or profit:

14.    Have the following conditions been satisfied:
                                               Yes                     No
 a. Does the account's governing
document(s) allow for this    security to
be purchased?                              _____X_______       __________

b. The securities are a part of an issue
registered under the Securities Act of
1933, as amended, which is being offered to
the public, or are Eligible Municipal
Securities or are securities sold in an
Eligible Foreign Offering, or are
securities sold in an Eligible Rule 144A
Offering.                                  ____X_______       __________

c. The securities were purchased prior to
the end of the first full day on which any
sales were made, at a price that was not
more than the price paid by each other
purchaser of securities in that offering or
in any concurrent offering of the
securities (except, in the case of an
Eligible Foreign Offering, for any rights
to purchase required by law to be granted
to existing security holders of the issuer)
or, if a rights offering, the securities
were purchased on or before the fourth day
preceding the day on which  the rights
offering terminated.                       _____X______      ___________

d. The underwriting was a firm commitment
underwriting?                              _____X_____      ____________

e. The commission, spread or profit was
reasonable and fair in relation to that
being received by others for underwriting
similar securities during the same period? _____X_____      ____________

f. In respect of any securities other than
Eligible Municipal Securities, the issuer
of such securities has been in continuous
operation for not less than three years
(including the operations of predecessors). ______X____     ____________

g. The amount of such securities purchased
by the account(s)  and any other investment
companies advised by PNC Capital Advisors,
LLC did not exceed (i) if purchased in an
offering other than an Eligible Rule 144A
Offering, 25% of the principal amount of
the securities being offered, or (ii) if
purchased in an Eligible Rule 144A
Offering, 25% of the total of (A) the
principal amount of the class of securities
being offered that were sold by
underwriters or members of the selling
syndicate to qualified institutional buyers
(as defined in Rule 144A(a)(1) under the
Securities Act of 1933, as amended), plus
(B) the principal amount of the class of
securities being offered in any concurrent
offering.                                  _____X______       ___________

h. No Affiliated Underwriter was a direct
or indirect participant in, or benefited
directly or indirectly from, the purchase?  ______X______      __________

      Portfolio Manager(s) (Name): Tim Compan

              Signature(s): _________________________________

              Date: 7/3/2013

      Board of Trustees Review Date (PNC Funds & PNC Advantage
Funds):        ______

Account Information (please list accounts below or attach a worksheet with the following information included):

Account Number     Par         Exec Price

Account           Acct Name          Qty/Par             Exec Price
carm0016      PNC INTERMEDIATE       600,000               99.991
              BOND FUND
carm0034      PNC TOTAL RETURN       430,000               99.991
              ADVANTAGE FUND
carm0009      PNC BOND FUND          375,000               99.991
carm0044      PNC HIGH YIELD         275,000               99.991
              BOND FUND
cp001253                             135,000               99.991
cn000072                             40,000                99.991
carm0fi7      PNC BALANCED           30,000                99.991
            ALLOCATION FUND -
             FIXED INCOME
cn000111                             25,000                99.991
cn000813                             20,000                99.991
cp001156                             15,000                99.991
cp005512                             15,000                99.991
cp006147                             15,000                99.991
cp007327                             15,000                99.991
cp001397                             10,000                99.991